Exhibit 99.1


         RECKSON SERVICE INDUSTRIES, INC. ACQUIRES SIGNIFICANT INTEREST
             IN INTERNET-BASED HUMAN RESOURCES AND BENEFITS COMPANY

           Strategic E-Commerce Investment Complements the Company's
                      Outsourced Business Services Package


NEW YORK, August 11, 1999 - Reckson Service Industries, Inc. (RSI) (NASDAQ;
RSII), a provider of outsourced business services, today announced it has made a $15 million acquisition of a significant interest in eSourceOne, a fully integrated Internet-based employee benefits and human resource administration outsourcing company for small and medium-size businesses. RSI also committed to invest an additional $7.5 million in connection with a future equity funding. This investment represents RSI's addition of an important third component to its "Virtual Corporate Infrastructure."

Elliot S. Cooperstone, CEO, and H. Thach Pham, CFO, founding principals of eSourceOne, anchor an outstanding management team with a wealth of corporate, financial, and technology experience in the human resource industry. "We are pleased to be entering this exciting $17 billion sector," said Scott Rechler, president and CEO of RSI. "With more and more small and medium-size companies turning to the Web for their business needs, eSourceOne will offer them an integrated and efficient on-line solution for all of their benefits and human resource administration requirements."

Mr. Cooperstone, the former president and CEO of U.S. operations for Alexander & Alexander Services, Inc., added, "RSI shares our strategic vision and has demonstrated success in supporting aggressive growth plans in companies such as eSourceOne. We are thrilled to have RSI as our partner."

Mr. Rechler continued, "eSourceOne is the third important component in our 'Virtual Corporate Infrastructure' now composed of three core outsourced business services. This investment represents another meaningful step for RSI in building a full network of Internet-based outsourced business services. The eSourceOne service offering complements our existing service offerings, and should be particularly attractive to RSI's current and targeted customer base. eSourceOne joins VANTAS, the largest executive office suite owner in the U.S., and OnSite Access, an integrated communications provider, as outsourced business services RSI can provide to small and medium-size companies."

Reckson Service Industries, Inc. identifies, invests in, acquires, operates, and manages companies that provide outsourced business services to small and medium-size businesses, satellite offices and the mobile workforce of larger corporations. RSI primarily concentrates on business models that are transforming the industry's current service offering or delivery mechanisms, including Internet enabled outsourced business services. RSI enhances the value of each Partner Company by facilitating collaboration and cross marketing, as well as by providing the strategic and financial resources of RSI's entire organization. By creating a network of best-in-class outsourced business services, RSI is able to offer a "Virtual Corporate Infrastructure" that will afford customers the same high-powered operating resources available to America's top CEOs.

Certain matters discussed within this press release are forward-looking statements within the meaning of the federal securities laws. Although Reckson Service Industries (RSI) believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from RSI expectations include changes in the business services industry, failure to consummate anticipated transactions, finding acquisition opportunities which meet its investment strategy, general economic conditions, competition, changes in technology, technological obsolescence, interest rates, available capital, conflicts of interests of management, and other risks detailed from time to time in the RSI reports filed with the Securities and Exchange commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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